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WL Ross Holding Corp.

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The following is a transcription of excerpts of a television interview of Wilbur Ross, Chairman and CEO of WL Ross Holding Corp. on March 21, 2016:

CNBC’S SQUAWK BOX

EXCERPTS OF INTERVIEW TRANSCRIPT

21 MARCH 2016

PARTICIPANTS

•	WILBUR ROSS, CHAIRMAN AND CEO OF WL ROSS HOLDING CORP.

•	JOE KERNAN, CNBC

•	BECKY QUICK, CNBC

•	ANDREW ROSS SORKIN, CNBC

Joe Kernan: Investor Wilbur Ross just announcing an acquisition. His WL Ross Holdings is buying chemical and plastic producer, uh distributor Nexeo Solutions for 1.6 billion in cash and stock. The seller is private equity firm TPG and it will retain a 35% stake in Nexeo. And Wilbur Ross will join us next hour to talk about this latest deal.

. . .

Becky Quick: All right. Let’s talk a little bit more about what else you’re doing. Again billionaire investor Wilbur Ross is here and as we told you earlier he’s reached a deal to buy chemical and plastics distributor Nexeo for a little over 1.5 billion dollars. Nexeo is currently owned by private equity firm TPG which it bought back in 2011 for about a billion dollars. Joining us right now first on CNBC is Wilbur Ross himself. He is the chairman and CEO of WL Ross Holding Company. And Wilbur this is a pretty unusual deal because you’re not just buying it from TPG, they’re staying on and holding a stake in this.

Wilbur Ross: Yes, I think that’s the interesting part about it. They will end up with around a 38% [35% - corrected following interview] interest in the combined company. A SPAC, or a special purpose acquisition corp, as you know, is one that raises capital, goes public, but has no business at all. And then it has to go find something to merge into it. So this is the solution to this company called Nexeo, which is one stop shopping for everybody’s chemical and plastic needs. They serve 1,300 suppliers. They have over 20,000 customers. And they’re a global operation. They’re the number one in plastics and number three in chemicals in North America.

Becky Quick: They’re a supplier. Does that mean they don’t actually make anything they’re kind of a middleman who gets the product to the customers?

Wilbur Ross: Well, the way they deal will work is that the public shareholders will remain as they are. The, uh, TPG will get a bit over a billion in cash, uh get 350 million dollars in stock, and we’ll assume some debt. So altogether it’s a billion five seventy five purchase price.

Becky Quick: Why is TPG doing this? I mean, what do you bring to the table that they can’t do themselves.

Wilbur Ross: Well, I think it’s a couple of things. This is for sure taking the company public, taking it public in a controlled fashion, in a large way. Because the five—basically the 500 million of cash that’s in the SPAC now will go to TPG along with some bank loans that we took from Bank America, from Deutsche Bank, and from Jefferies. So it’s a combination of cash and stock. The interesting part is that they are going to become the largest single shareholder in the combined company. And I think that shows their faith in the ongoing business.

Becky Quick: You’ll be the chairman—

Wilbur Ross: Yes—

Becky Quick: —but the CEO will remain the CEO?

Wilbur Ross: No, I’ll be the chairman. The CEO of Nexeo will continue to be the CEO.

Becky Quick: And, again, just the business itself, it’s a supplier which—what does that mean? It’s a middleman?

Wilbur Ross: Yeah, well what they do is this. The chemical industry has become very very complicated. As I say they handle some 23,000 different products. If you’re a company that needs chemicals you may need only a limited amount of a certain one at a certain time. The big chemical companies aren’t set up to handle small needs.

Becky Quick: A Dow or a Dupont.

Wilbur Ross: Dow, Dupont, people like that. And that’s why the 1,300 big chemical companies are the vendors that we distribute for.

Becky Quick: Your customers would be people like what? Auto part supplier companies?

Wilbur Ross: Yeah, auto part suppliers, plastics companies, injection molding companies, people of that sort. But also some of the very large companies occasionally need small end quantities of this and that for some ancillary product. Also sometimes you need to blend a couple of chemicals to make the desired result so for some of their customers they provide technical advice as well as distribution of product.

Becky Quick: How does this company’s fortunes—how do its fortunes rise or fall based on commodity cycles?

Wilbur Ross: Well, they only keep a limited amount of inventory so it’s not basically a spec on commodities. A lot of their products are delivered within 24 hours of the order, because people don’t order chemicals months and months in advance. And to provide that service they have over a thousand vehicles themselves.

Becky Quick: So it’s not directly tied to the fall in commodity prices we’ve seen?

Wilbur Ross: No. Everybody in a commodity business is better off with higher prices than lower because while your margins stay around the same, there could be a larger base against which the margin is computed.

Becky Quick: Wilbur, let’s talk a little bit about markets overall, because we saw the beginning of the year, the first six weeks were horrible—

Wilbur Ross: Right.

Becky Quick: And we’ve come back out of that and we’re back near highs. Do you feel comfortable with that?

Wilbur Ross: Well, we feel comfortable enough that we’re doing a very large transaction, so I think that speaks for itself.

Joe Kernan: Why aren’t you doing anything in oil yet?

Wilbur Ross: Pardon?

Joe Kernan: Why aren’t you doing anything in oil? Or energy yet?

Wilbur Ross: Well we are, just not in this particular entity. The way that a SPAC is set up is to do one transaction as opposed to a portfolio.

Joe Kernan: Right.

. . .

Andrew Ross Sorkin: Wilbur, I wanted to ask you about this story on the front page of the Wall Street Journal. It’s below the fold. Banks turn down M&A debt deals.

Wilbur Ross: Yeah.

Andrew Ross Sorkin: This is a story that suggests that a number of banks which used to offer a lot of debt to folks like yourself for transactions like this—

Wilbur Ross: Right.

Andrew Ross Sorkin: —are scaling back. Do you feel that?

Wilbur Ross: Some of them are. We didn’t have any trouble with this particular transaction and I think the reason is Nexeo is a well-established business. It’s in an industry that’s gonna be rolled up more and more and more so it’s one of the three largest in chemicals already, but it’s very cash flow generative and it’s relatively low leverage. It’s under four times leverage.

# # #

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the proposed merger, Nexeo Solutions’ estimated and future results of operations, competitive position, and potential customers. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted against WL Ross Holding Corp. (“WLRH”), Nexeo Solutions, or other parties to the merger agreement following announcement of the merger agreement and transactions contemplated therein; the ability of WLRH to meet NASDAQ listing standards following the mergers and in connection with the consummation thereof; the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the stockholders of WLRH or other conditions to closing in the merger agreement; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the merger agreement and consummation of the transaction described therein; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with suppliers and adequate supply of products and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, competitive factors, weather and/or commodity prices; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by WLRH and Nexeo Solutions.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Nexeo Solutions’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the proxy statement to be filed by WLRH with the SEC when available. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. WLRH and Nexeo Solutions disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Transaction and Where to Find It

In connection with the proposed mergers, WLRH will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of WLRH are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with WLRH’s solicitation of proxies for its stockholders’ meeting to be held to approve the mergers because the proxy statement will contain important information about the mergers and the parties to the mergers. The definitive proxy statement will be mailed to stockholders of WLRH as of a record date to be established for voting on the mergers. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

Participants in Solicitation

WLRH, Nexeo Solutions, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of WLRH stockholders in connection with the proposed mergers. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in WLRH of directors and officers of WLRH in WLRH’s proxy statement for its 2015 annual meeting, which was filed with the SEC on January 14, 2016. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to WLRH’s stockholders in connection with the proposed mergers will be set forth in the proxy statement for the proposed mergers when available. Information concerning the interests of WLRH’s and Nexeo Solutions’s participants in the solicitation, which may, in some cases, be different than those of WLRH’s and Nexeo Solutions’s stockholders generally, will be set forth in the proxy statement relating to the mergers when it becomes available.

WLRH Transcript – Acquisition of Nexeo Solutions on 3/21/2016

Introduction:

▪	Thank you all for dialing in and welcome to the conference call to discuss the business combination of WL Ross Holding Corp (WLRH) with Nexeo Solutions
▪	We are delighted to announce the signing of a definitive agreement to acquire Nexeo Solutions for $1.669bn fully loaded for fees & expenses, representing 8.4x 2016E EBITDA
▪	Quick recap on WL Ross Holding Corp – we raised $500mm in June of 2014 with the objective of consummating an attractive business combination
▪	In pursuit of the ideal target, we evaluated dozens of businesses but were impressed the most by Nexeo Solutions
o	Nexeo is a global leader in chemical and plastics distribution, offering over 23,000+ products from over 1,300 worldwide suppliers to some 27,500 customers
o	Nexeo represents an ideal target for WLRH given its financial profile, growth trajectory, dominant market share and strong business fundamentals
o	Attractive entry point valuation relative to comparables
▪	As you are aware, we are value-oriented investors and are excited that Nexeo fits the bill perfectly
▪	I will provide a high-level overview of the transaction and WLRH will file a merger proxy as well as a more detailed presentation and information over the coming weeks
▪	Additionally, Nexeo Solutions is a public filer and has 10K, 10Q filings on EDGAR
▪	Our Capital market advisors will be in touch with many of you over the coming days to schedule conference calls / meetings with us in the short-term to be followed by fulsome management meetings with the Nexeo team in the coming weeks
▪	I will refer to the slide presentation we filed this morning on EDGAR

Page 3:

▪	Transaction highlights: Purchase price of $1,575mm for Nexeo, representing an 8.0x adjusted forward EBITDA multiple on 2016E EBITDA of $198mm. This equates to $1,669 fully diluted enterprise value and 8.4x adjusted EBITDA
▪	The seller is TPG Capital, a premier global private equity firm that will remain a committed long-term partner by rolling over 35% of pro forma equity
▪	To even further align interests and ensure there is no day 1 dilution, we will subordinate 100% of our promote – i.e., 12.5mm Founder shares and restructure it as an earnout, with 50% realizable when shares trade up to $12.50 and 50% of the remaining realizable when the shares trade up to $15.00
▪	A portion of these earnout promote shares will also be transferred to TPG as deferred purchase price; this will further incentivize them to help grow the company in the coming years and potentially increasing TPG’s ownership to 38%
▪	This alignment of interest makes this a powerful story for public investors as it signals everyone’s confidence in the company’s growth
▪	To further alleviate dilution, WL Ross & Co. will exchange 22.4mm of Sponsor warrants it had originally purchased to buy 11.2mm shares at $11.50, on a 10:1 ratio for 2.2mm common shares. This will reduce fully diluted share count potentially by 8.96 million shares.
▪	In terms of Management and Governance
o	I will be the Chairman of Nexeo’s Board post business combination
o	9 member Board of Directors with at least 5 independent members; current WLRH Board members and 2 TPG representatives will join
o	David Bradley, current CEO, will continue and serve on the Board
▪	Entity to continue to be listed on NASDAQ post business combination
▪	Expected transaction closing in early June 2016

▪	The fully-diluted transaction enterprise value is $1.669bn, which represents 8.4x 2016E EBITDA
▪	This is comprised of $914mm on pro forma equity value as well as $755mm of pro forma net debt
▪	In connection with the transaction, Nexeo’s debt will be refinanced and we have committed financing in place for that, including a $630mm term loan and a $575 million ABL facility that will be drawn $75 million at close; representing a PF leverage ratio of 3.8x net debt to 2016E EBITDA and as a result of low leverage, we have obtained favorable financing terms
▪	Page outlines the total anticipated transaction sources and uses as well as pro forma ownership structure
▪	Alongside the $500mm of SPAC capital, we anticipate raising an additional $41mm of third party equity as well
▪	The resultant shareholder base will consist of a high-quality investor base as we market over the coming weeks to also a set of fundamental chemical and industrial distribution investors
▪	Nexeo being a well-capitalized and well-managed company, with lower leverage than close competitors and lesser headwinds related to oil & gas

▪	Overall, we are delighted by the opportunity to complete this transaction. As you can see, this deal comes in at an attractive valuation relative to the public comparables
▪	There is tremendous growth potential and an opportunity to grow Nexeo into the dominant player in the industry given its asset-light model, strong cash-flow generation and ability to further expand given its increased breadth of resources as a public company
▪	Resiliency of the business model as demonstrated by cash conversion rate of 87.2%
▪	Significant cost improvement potential with identified annualized savings potential of $20-25 million dollars
▪	Low exposure to the oil & gas sector and FX
▪	Well-positioned with respect to ability to be a Platform for consolidation through M&A
o	Since the top three players combined represent less than 13% of the global market, there are bountiful opportunities for Nexeo to expand across the portfolio through synergistic and accretive M&A transactions
▪	No legacy pension liabilities
▪	Experienced and proven management team that has done an outstanding job transforming Ashland’s orphan distribution business into a global leader
▪	The following slides outline the company’s attractive characteristics and how it will continue growing its sustainable business in this promising industry
▪	From Nexeo’s business models to key growth drivers to future projections, we have laid out the key information on why we believe Nexeo is the ideal asset for WLRH to partner with and for public market investors to support

Page 6 and thereafter

▪	For instance, we believe that chemical distribution remains a highly attractive industry with favorable growth trends: it is a large $180bn market globally but still meaningfully underpenetrated relative to other industries and is very fragmented
o	Distributors provide mission critical services connecting a diffuse base of suppliers and customers providing “one stop shop” for customers and improving cost of capital for suppliers
▪	Nexeo has achieved significant milestones and is now the #1 plastics distributor and #3 chemical distributor in North America
o	Nexeo distributes 23,000+ products for 1,300+ suppliers and repackages them for 27,500+ customers at 170 locations with our 2,450 employees
▪	Segment Snapshot
o	Chemicals Distribution (50%), FY2015 Segment Sales: $1,956 million: Leading, broad-line, North American distributor of chemicals, solvents and additives to a diverse range of end markets; #3 in North America
o	Plastics Distribution (47%), FY2015 Segment Sales: $1,876 million: Largest distributor of plastics in the U.S., supplying nearly every grade of prime thermoplastic resin; #1 in North America
▪	Through the density of footprint and existing well-invested global infrastructure, Nexeo is well-positioned to increase market share in key markets and can boast of next day service to 99% of customers and 99% on-time delivery on Nexeo’s private fleet
▪	Stable margins across the cycle supported by end-market and product diversity: Less earnings volatility than producers as company adopts pass through pricing; benefits from trends towards outsourcing
▪	Actionable organic and acquisition growth initiatives. There is a roll-up potential for Nexeo to consolidate smaller players in the industry
o	Acquired Archway Sales and its stake in the Plaschem JV in 2014 and looks to continue pursuing inorganic growth through strategic M&A
▪	Organically, the company has also invested in key operational improvements so it can take advantage of the volume growth from the broad US and global economic expansion in coming years as well as margin improvements on costs side
▪	We have a terrific management team in place that has taken this orphan Ashland division and grown it into a market leader in five years
▪	As a public markets story, the access to equity markets to fund future growth will be invaluable for Nexeo and its key supplier and customer relationships, the average of which have stayed with Nexeo for 20+ years
▪	With additional resources and coverage as a public company, the prospects look even brighter and page 17 outline some of the projections we envision
▪	Thank you again for everyone’s time and please stay tuned for more information in the coming days and weeks

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the proposed merger, Nexeo Solutions’ estimated and future results of operations, competitive position, and potential annualized cost savings. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted against WL Ross Holding Corp. (“WLRH”), Nexeo Solutions, or other parties to the merger agreement following announcement of the merger agreement and transactions contemplated therein; the ability of WLRH to meet NASDAQ listing standards following the mergers and in connection with the consummation thereof; the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the stockholders of WLRH or other conditions to closing in the merger agreement; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the merger agreement and consummation of the transaction described therein; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with suppliers and adequate supply of products and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, competitive factors, weather and/or commodity prices; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by WLRH and Nexeo Solutions.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Nexeo Solutions’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the proxy statement to be filed by WLRH with the SEC when available. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. WLRH and Nexeo Solutions disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Transaction and Where to Find It

In connection with the proposed mergers, WLRH will file a preliminary proxy statement with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of WLRH are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with WLRH’s solicitation of proxies for its stockholders’ meeting to be held to approve the mergers because the proxy statement will contain important information about the mergers and the parties to the mergers. The definitive proxy statement will be mailed to stockholders of WLRH as of a record date to be established for voting on the mergers. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

Participants in Solicitation

WLRH, Nexeo Solutions, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of WLRH stockholders in connection with the proposed mergers. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in WLRH of directors and officers of WLRH in WLRH’s proxy statement for its 2015 annual meeting, which was filed with the SEC on January 14, 2016. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to WLRH’s stockholders in connection with the proposed mergers will be set forth in the proxy statement for the proposed mergers when available. Information concerning the interests of WLRH’s and Nexeo Solutions’s participants in the solicitation, which may, in some cases, be different than those of WLRH’s and Nexeo Solutions’s stockholders generally, will be set forth in the proxy statement relating to the mergers when it becomes available.